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                                                                       EXHIBIT 3

         AMENDMENT AGREEMENT NO. 2, dated as of May 23, 2006, (this "Amendment") to the Rights Agreement, dated as of January 20, 1997, as amended by the Amendment Agreement dated October 20, 1998 (the "Rights Agreement"), between THE ENSTAR GROUP, INC., a Georgia corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

                                   WITNESSETH:

         WHEREAS, the Company desires to enter into an Agreement and Plan of Merger, to be dated on or around May 23, 2006, among Castlewood Holdings Limited, a Bermuda company ("Castlewood"), CWMS Subsidiary Corp., a Georgia corporation and a direct wholly-owned subsidiary of Castlewood ("Merger Sub"), and the Company, pursuant to which Merger Sub will merge (the "Merger") with and into the Company; and

         WHEREAS, pursuant to its authority under Section 26 of the Rights Agreement, the Board of Directors of the Company, on May 21, 2006, has authorized and approved the Amendment to the Rights Agreement set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1. Amendment of the Rights Agreement. The Rights Agreement is hereby amended pursuant to Section 26 thereof as follows:

         (a) The definition of "Exempt Person" set forth in Section 1(o) of the Rights Agreement is amended by changing the period at the end of clause (iv) thereof to a semi-colon, adding the word "and" immediately after the semi-colon and adding a new clause (v) as follows:

                  "(v) Castlewood Holdings Limited, a Bermuda company ("Castlewood"), CWMS Subsidiary Corp., a Georgia corporation and a direct wholly-owned subsidiary of Castlewood ("Merger Sub"), Flowers, Nimrod T. Frazer and John J. Oros, or any of their Affiliates or Associates, or any group including one or more of them that may be deemed to be formed, in each case by virtue of the execution or delivery of, performance under or consummation of any one or more transactions (each a "Permitted Event" and collectively, the "Permitted Events") contemplated by (1) the Agreement and Plan of Merger, dated as of May 23, 2006, among the Company, Castlewood and Merger Sub, as amended from time to time (the "Merger Agreement"), pursuant to which Merger Sub will be merged (the "Merger") with and into the Company, with the Company as the surviving corporation, (2)


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                  the Recapitalization Agreement, dated as of May 23, 2006,
                  among Castlewood, the Company and the other parties named therein, as amended from time to time (the "Recapitalization Agreement"), (3) the Support Agreement, dated as of May 23, 2006, among Castlewood and certain stockholders signatory thereto, as amended from time to time (the "Support Agreement"), and (4) any other agreement entered into in connection with the Merger, as amended from time to time (together with the Merger Agreement, the Recapitalization Agreement and the Support Agreement, the "Merger Transaction Documents")."

         (b) The definition of "Stock Acquisition Date" set forth in Section 1(bb) of the Rights Agreement is amended by adding a provision at the end thereof as follows:

                  "and provided, further, that a Stock Acquisition Date shall not be deemed to have occurred upon (1) the execution of any of the Merger Transaction Documents, (2) the acquisition of beneficial ownership of Common Stock of the Company contemplated by the Merger Transaction Documents, (3) the consummation of any one or more of the Permitted Events, (4) the first public announcement of any such acquisition or Permitted Event, or (5) the communication to the Company of any notice with respect to any such acquisition or Permitted Event."

         (c) Section 3(a) of the Rights Agreement is amended by adding the following sentence immediately after the first sentence thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, neither the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Merger Transaction Documents or the Merger nor the consummation of any one or more of the Permitted Events shall be deemed to constitute or result in the occurrence of a Distribution Date."

         (d) Section 3(d) of the Rights Agreement is amended by adding the following at the end thereof:

                  "At the Effective Time (as defined in the Merger Agreement), and in accordance with the terms and conditions of the Merger Agreement, by virtue of the Merger and without any action on the part of any holder thereof, all Rights issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired, and each certificate which immediately prior to the Effective Time represented any such Rights shall thereafter represent



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                  only the right to receive the Merger Consideration (as defined in the Merger Agreement) with respect to such Rights formerly represented thereby."

         (e) Section 11(a)(ii) of the Rights Agreement is amended by changing the period at the end of the last sentence thereof to a semi-colon and adding a provision at the end thereof as follows:

                  "; provided, further, that, notwithstanding anything in this Rights Agreement to the contrary, neither the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Merger Transaction Documents or the Merger nor the consummation of any one or more of the Permitted Events shall be deemed to constitute or result in the occurrence of a
                  Section 11(a)(ii) Event, a "distribution", as used in Section 11(c), or an action prohibited by clauses (i), (ii) or (iii) of Section 11(n)."

         (f) Section 13(a) of the Rights Agreement is amended by adding the following at the end of the first sentence thereof immediately prior to the period:

                  "; provided, further, that, notwithstanding anything in this Rights Agreement to the contrary, neither the acquisition of beneficial ownership of Common Stock of the Company pursuant to the Merger Transaction Documents or the Merger nor the consummation of any one or more of the Permitted Events shall be deemed to constitute or result in the occurrence of a
                  Section 13 Event or a "transaction referred to in" Section 13, as used in Section 13(d)."

         Section 2. The Rights Agreement. The Rights Agreement is hereby reaffirmed in all respects and shall remain in full force and effect in accordance with its terms except as amended by this Amendment.

         Section 3. Governing Law. This Amendment, the Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that the rights and obligations of the Rights Agent shall be governed by the laws of the State of New York (or state of incorporation of any successor Rights Agent).

         Section 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         Section 5. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

Attest:                                     THE ENSTAR GROUP, INC.

By: /s/ AMY M. DUNAWAY                      By: /s/ NIMROD T. FRAZER
    -------------------------                   -------------------------
Name:  Amy M. Dunaway                       Name: Nimrod T. Frazer
Title: Treasurer & Controller               Title: Chairman and CEO


Attest:                                     AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY

By: /s/ SUSAN SILBER                        By: /s/ HERBERT J. LEMMER
    -------------------------                   -------------------------
Name: Susan Silber                          Name: Herbert J. Lemmer
Title: Assistant Secretary                  Title: Vice President












                 [Signature Page for Amendment Agreement No. 2]